UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 29, 2011
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On March 29, 2011, the Compensation Committee of the Board of Directors of Stage Stores, Inc. (the “Company”) recommended, and the Board of Directors approved, the parameters for the Company's 2011 Senior Executive Incentive Bonus Plan (the “2011 Bonus Plan”) and approved the annual cash incentive opportunities for the Named Executive Officers for the Company’s 2011 fiscal year as set forth in the table below.

A “Pre-Tax Earnings Parameter” of the bonus formula is weighted to determine two thirds of the year-end bonus amount earned. A “Comparable Store Sales Parameter” of the bonus formula is weighted to determine one-third of the year-end bonus amount earned and the measurement is based on fiscal year-end comparable store sales percent change, compared to the Company’s Performance Group, as identified in the Company’s 2011 Proxy Statement.

Under the 2011 Bonus Plan, the potential bonus payout, as a percentage of each officer's base salary at April 1, 2011, is as follows:

Executive/Title	Base Salary($)	Bonus Range % (1) (Threshold/Target/Maximum)	Bonus Range $ (2) (Threshold/Target/Maximum)
Mr. Hall President and Chief Executive Officer	850,000	25-100-200	212,500-850,000-1,700,000
Mr. Record Chief Operating Officer	572,000	17.5-70-140	100,100-400,400-800,800
Mr. Shein Chief Financial Officer	350,000	12.5-50-100	43,750-175,000-350,000
Mr. Maloney Chief Merchandising Officer	561,000	17.5-70-140	98,175-392,700-785,400
Mr. Lucas Executive Vice President, Human Resources	366,000	12.5-50-100	45,750-183,000-366,000
Mr. Hunter Executive Vice President, Chief Information Officer	400,000	12.5-50-100	50,000-200,000-400,000
_________________________

(1)	Percentage of base salary
(2)
Amount to be paid will depend upon the extent to which the Company achieves the Pre-Tax Earnings and Comparable Store Sales parameters established by the Board of Directors.  Actual bonus payments will be prorated for Pre-Tax Earnings and Comparable Store Sales results between the threshold and maximum levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 4, 2011	/s/ Oded Shein
(Date)	Oded Shein
Chief Financial Officer